EXHIBIT 3.3

                                     BY-LAWS

                                       OF

                            COASTAL BANK CORPORATION


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                                     BY-LAWS

                                       OF

                            COASTAL BANK CORPORATION

ARTICLE I OFFICES.......................................................1
      Section 1.   Principal Office.....................................1
      Section 2.   Other Offices........................................1

ARTICLE II SHAREHOLDERS.................................................1
      Section 1.   Annual Meetings......................................1
      Section 2.   Special Meetings.....................................2
      Section 3.   Meeting Place........................................2
      Section 4.   Meeting Notice.......................................2
      Section 5.   Adjourned Meeting Notice.............................2
      Section 6.   Determination Of Record Date.........................3
      Section 7.   Voting Record........................................3
      Section 8.   Quorum & Voting......................................3
      Section 9.   Organization.........................................4
      Section 10.  Voting Shares........................................4
      Section 11.  Proxies..............................................5
      Section 12.  Written Action.......................................6

ARTICLE III DIRECTORS...................................................6
      Section 1.   Function.............................................6
      Section 2.   Qualifications.......................................6
      Section 3.   Compensation.........................................6
      Section 4.   Duties...............................................7
      Section 5.   Assent Presumption...................................7
      Section 6.   Number...............................................8
      Section 7.   Election & Term......................................8


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      Section 8.   Resignation..........................................8
      Section 9.   Vacancies............................................8
      Section 10.  Removal..............................................9
      Section 11.  Quorum And Voting....................................9
      Section 12.  Interest Conflicts...................................9
      Section 13.  Organization........................................10
      Section 14.  Committees..........................................10
      Section 15.  Meeting Place.......................................12
      Section 16.  Meeting Time, Notice, And Call......................12
      Section 17.  Conference Telephone Meetings.......................12
      Section 18.  Written Action......................................12

ARTICLE IV OFFICERS....................................................13
      Section 1.   Designation.........................................13
      Section 2.   Duties..............................................13

ARTICLE V SHARE CERTIFICATES...........................................14
      Section 1.   Issuance............................................14
      Section 2.   Form................................................14
      Section 3.   Loss, Destruction, Or Theft.........................15

ARTICLE VI BOOKS, RECORDS, & MINUTES...................................16
      Section 1.   Requirements........................................16
      Section 2.   Inspection Rights...................................16
      Section 3.   Financial Information...............................16

ARTICLE VII DIVIDENDS..................................................17

ARTICLE VIII CORPORATE SEAL............................................18

ARTICLE IX BY-LAWS.....................................................19


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                                     BY-LAWS

                                       OF

                            COASTAL BANK CORPORATION



                                    ARTICLE I

                                     OFFICES

SECTION 1. PRINCIPAL OFFICE

     The principal office of the Corporation in the State of Florida shall be in the City of Naples.


SECTION 2. OTHER OFFICES

     The Corporation may have such other offices in such places, within and without the State of Florida, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS

     A Meeting of Shareholders shall be held at least annually (the "Annual Meeting of Shareholders") for the election of Directors and such other business as may properly come before the meeting. The Annual Meeting of Shareholders shall be held at a time and place designated by the Board of Directors.


SECTION 2. SPECIAL MEETINGS

     Special meetings of Shareholders shall be held when called by the president, a majority of the Board of Directors, or when requested in writing to the president by the Shareholders holding not less than TEN per cent of all the shares entitled to vote, PROVIDED HOWEVER that in the case of a special meeting of Shareholders


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requested by Shareholders such request shall state the purposes of such meeting and the matters proposed to be acted on. A special meeting requested by the Shareholders, shall be held not less than FIFTEEN nor more than THIRTY days after the request is made.


SECTION 3. MEETING PLACE

     Meetings of Shareholders shall be held at such place within or without the State of Florida as the Board of Directors may determine. Some or all of the Shareholders may attend meetings by conference telephone or similar communication equipment which permits all persons participating in the meeting to hear each other at the same time, and any Shareholder so attending will be considered to be attending in person.


SECTION 4. MEETING NOTICE

     Written notice, stating the time and place of a meeting, and the business to be transacted at the meeting shall be delivered in writing not less than TEN nor more than THIRTY days before the meeting, either personally, by messenger or by first class mail, by or at the direction of the secretary, to each Shareholder entitled to vote. If mailed, the notice, addressed to each Shareholder at his or her address as it appears on the stock transfer books, shall be deemed to be delivered when deposited in the United States mail. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who shall attend such meeting in person, by telephone or other electronic hookup, or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

     The notice shall state the matters proposed to be acted on at the meeting.


SECTION 5. ADJOURNED MEETING NOTICE

     When a meeting is adjourned to another designated time or place, it shall not be necessary to give notice of the adjourned meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, it shall be necessary to give notice.


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SECTION 6. DETERMINATION OF RECORD DATE

     The Board of Directors shall fix a Record Date for determining the Shareholders (1) entitled to notice of, or to vote at a meeting or an adjournment thereof, (2) entitled to receive dividends, or (3) for any other purpose. The Record Date shall not be less than ten nor more than 45 days prior to the date on which a meeting is to be held, dividends paid or other action requiring a Record Date taken.


SECTION 7. VOTING RECORD

     At least ten days before each meeting of Shareholders, the officer having charge of the stock transfer books shall make a complete list of the names and addresses of the Shareholders entitled to vote, including the number, class, and series, if any, of shares held by each. The list, for a period of ten days prior to the meeting, shall be kept on file at the Corporation's registered office, principal place of business, or transfer agent's or registrar's office. Any Shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting.

     If there is not substantial compliance with this requirement, the meeting, on the demand of any Shareholder, shall be adjourned until a Shareholder list is produced. If no demand is made, failure to comply with these requirements shall not affect the validity of any action taken at the meeting.


SECTION 8. QUORUM & VOTING

     A majority of the shares entitled to vote on a matter and represented at a meeting in person or by proxy shall constitute a quorum.

     If a quorum is present, an affirmative vote of a majority of the shares entitled to vote on the matter and represented at the meeting in person or by proxy shall be the act of the Shareholders, except as provided otherwise by these By-Laws or by law. For any matter which, under applicable statutes, regulatory requirements, or the Articles of Incorporation, requires approval by a separate vote of one or more classes of shares, the presence in person or by proxy of Shareholders


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of a majority of the shares of each class required to vote as a class on the matter shall constitute a quorum.

     After a quorum has been established, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote on the matter, below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     The holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, if no quorum is present, any officer present and presiding at such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.


SECTION 9. ORGANIZATION

     At each meeting of the Shareholders, the Chairperson of the Board of Directors (if one has been designated by the Board of Directors), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairperson of the Board of Directors and the President, an Executive Vice President or Senior Vice President, shall act as chairperson of the meeting; provided, however, that if no such officer is present or able to act, a chairperson of the meeting shall be elected at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairperson of the meeting, shall act as secretary of the meeting and keep the minutes thereof.


SECTION 10. VOTING SHARES

     Each common share shall be entitled to one vote on each matter submitted to a vote at the meeting.

     Treasury shares, shares of this Corporation owned by another corporation, of which a majority of that corporation's voting shares are owned or controlled by this Corporation, and shares of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, provided that,


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the shares of this Corporation held in a fiduciary capacity by this Corporation or any corporation of which this Corporation owns a majority of the shares, may be voted and may be counted in determining the total number of outstanding shares if the directions for voting those shares are provided by the beneficial owner or owners thereof.

     At each election for Directors, each Shareholder entitled to vote shall have the right to vote the number of shares owned by him or her for each Director to be elected at that time. However, votes may not be cumulated.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the corporation's by-laws or, in the absence of any applicable by-laws, by the person designated by the corporation's board of directors. Proof of the designation may be made by the presentation of a certified copy of the corporation's by-laws or a certified resolution of the corporation's Board of Directors making such designation.

     A shareholder, whose shares are pledged, shall be entitled to vote the shares, PROVIDED HOWEVER, if the shares have been transferred into the name of the pledgee the pledgee may vote.


SECTION 11. PROXIES

     Any Shareholder entitled to vote or to express consent or dissent, may authorize another person to act for him or her by proxy.

     A proxy must be in writing and must be signed by the Shareholder. A proxy shall be valid only for the meeting for which it is given and any adjournment thereof, and in no event after the expiration of eleven months from the date thereof. A proxy shall be revocable by the Shareholder executing it, except as provided otherwise by law.

      A proxy holder's authority to act shall not be revoked by the death or the incompetence of the Shareholder who executed the proxy, unless, before the authority is exercised, written notice and proof of the death or the adjudication of incompetency is received by the officer responsible for maintaining the Shareholders list.

     If a proxy for the same shares confers authority upon two or more persons, and does not provide otherwise, a majority of them present, or if only one is present,


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then that one, may exercise the powers conferred by the proxy. However, if the proxy holders present are equally divided as to the right and manner of voting, the voting of the shares shall be prorated.

     If a proxy expressly so provides, the proxy holder may appoint, in writing, another person to act in his or her place.


SECTION 12. WRITTEN ACTION

     Any action required to be taken or which may be taken, at any Annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action taken, is signed by all of the Shareholders required by law or these By-Laws to notice of and to vote at a meeting and such consent is filed with the records of Shareholders' meetings.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. FUNCTION

     All corporate powers shall be exercised by or under the authority of, and this Corporation's business and affairs shall be managed under the direction of, the Board of Directors.


SECTION 2. QUALIFICATIONS

     Directors need not be Shareholders of this Corporation.


SECTION 3. COMPENSATION

     The Board of Directors may set reasonable compensation for the attendance at meetings of the Board of Directors or committees of the Board of Directors for Directors who are not also officers of the Corporation and may reimburse any Director for his or her actual out-of-pocket expenses incurred in connection with traveling to and returning from meetings of the Board of Directors or committees of the Board of Directors.


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SECTION 4. DUTIES

     A Director shall perform his or her duties as a Director and as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of this Corporation, and with the care which an ordinarily prudent person in the same position would use under similar circumstances.

     In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

              a. corporate officers or employees whom the Director reasonably believes to be reliable and competent in the matters presented,

              b. counsel, public accountants, or other persons, as to matters which the Director reasonably believes to be within their professional or expert competence, or

              c. committees of the Board of Directors upon which he or she does not serve, duly designated in accordance with provisions of the Articles of Incorporation or By-Laws, as to matters within their designated authority, which committees the Director reasonably believes to merit confidence.

     A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

     A Director who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a Director.


SECTION 5. ASSENT PRESUMPTION

     A Director who is present at a Board of Directors meeting, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless he or she votes against the action or abstains from voting in respect thereto and such vote or abstention is recorded in the minutes of the meeting.


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SECTION 6. NUMBER

     The number of Directors on this Corporation's initial Board of Directors shall be 5. The number of Directors may be increased or decreased by amending these ByLaws, but no decrease shall have the effect of shortening the term of any incumbent Director.


SECTION 7. ELECTION & TERM

     Each member of the initial Board of Directors shall hold office until the first Annual Meeting of Shareholder' and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.

     At the first Annual Meeting of Shareholders and at each Annual Meeting of Shareholders thereafter, the Shareholders shall elect Directors to hold office until the next succeeding Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.


SECTION 8. RESIGNATION

     A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairperson of the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


SECTION 9. VACANCIES

     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, even though they constitute less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders.


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     If a Director is convicted of a felony or declared of unsound mind by an order of a court of competent jurisdiction, the other members of the Board of Directors may declare such Director's office vacant and fill the vacancy in the manner provided in these By-Laws.


SECTION 10. REMOVAL

     At a Special Meeting of Shareholders called expressly for that purpose, any Director, or the entire Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares entitled to vote at an election of Directors.


SECTION 11. QUORUM AND VOTING

     A majority of the number of Directors designated by these By-Laws shall constitute a quorum for the transaction of business. An act of a majority of the Directors, at a meeting duly called and at which a quorum is present, shall be an act of the Board of Directors.


SECTION 12. INTEREST CONFLICTS

     No contract or other transaction, between this Corporation and one or more of its Directors, or any other corporation, firm, association, or entity, in which one or more of this Corporation's Directors are Directors or officers or are financially interested, shall be either void or voidable because of the relationship or interest, or because the Director or Directors are present at the meeting of the Board of Directors or a committee thereof, at which the contract or transaction was authorized, approved, or ratified, or because his, her, or their votes are counted for such purpose, if:

              a. the fact of the relationship or interest is disclosed or known to the Board of Directors or the committee thereof, and the authorization, approval, or ratification of the contract or transaction was by a sufficient vote or written consent for the purpose, without counting the votes or written consents of the interested Directors; or

              b. the fact of the relationship or interest is disclosed or known to the Shareholders entitled to vote, and they authorize,


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                   approve, or ratify the contract or transaction by vote or
                   written consent.

     Common or interested Directors or Shareholders may be counted in determining the presence of a quorum at a meeting of the Board of Directors, a committee thereof or a meeting of Shareholders at which the contract or transaction is authorized, approved, or ratified.


SECTION 13. ORGANIZATION

     The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Director as Chairperson. The Chairperson of the Board of Directors shall preside at each meeting of the Board of Directors. The Board of Directors may also designate a Vice-Chairperson of the Board of Directors. The Secretary of the Corporation shall serve also as the Secretary of the Board of Directors, unless a majority of the Board of Directors determines otherwise. In the absence or inability of the Chairperson of the Board of Directors to preside at a meeting, the Vice-Chairperson or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present, shall act as Chairperson of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairperson of the meeting) shall act as secretary of the meeting and keep the minutes thereof.


SECTION 14. COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

              a. approve any actions or proposals required by law to be approved by the Shareholders,

              b. designate candidates for the office of Director, for purposes of proxy solicitation or otherwise, provided however, that an appropriate committee of the Board of Directors may recommend a list of candidates to the full Board of Directors,


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              c.   fill vacancies on the Board of Directors or any committee
                   thereof,

              d.   amend these By-Laws,

              e. authorize or approve the reacquisition of shares, unless pursuant to a general formula or method specified by the Board of Directors, or

              f. authorize or approve the issuance or sale of shares or any contract therefor, or designate the terms of a series of a class of shares, except that the Board of Directors, having acted under its general authorization for the issuance or sale of shares or any contract therefor, and in the case of a series, the designation thereof, and having specified a general formula or method by resolution or by the adoption of a stock option or other plan, may authorize a committee to designate the terms of any contract for the sale of shares and the terms upon which the shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, and provisions for redemption, sinking funds, conversion, voting and preferential rights, and other features of a class of shares or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all the terms thereof and to authorize a statement of the terms of a series for filing with the Department of State.

     Proceedings of committees appointed by the Board of Directors, in the absence of an appropriate resolution of the Board of Directors setting forth different procedures, shall follow the same rules and regulations regarding proceedings, quorum and manner of acting as govern meetings of the Board of Directors.

     The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate committee members to serve in the place and stead of absent committee members at a committee meeting.


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SECTION 15. MEETING PLACE

     Regular and special meetings may be held within or without Florida.


SECTION 16. MEETING TIME, NOTICE, AND CALL

     A regular meeting of the Board of Directors shall be held immediately following each Shareholders' annual meeting. Written notice of the time and place of a special meeting shall be given to each Director by personal delivery, telegram or cablegram, at least two days before the meeting, or by notice mailed to each Director at least five days before the meeting.

     Notice of a meeting need not be given if all of the Directors sign a waiver of notice of the meeting.

     The business to be transacted at, and the purpose of, a regular or special meeting shall be specified in the notice or waiver of notice of the meeting.

     A majority of the Directors present, whether or not a quorum exists, may adjourn a meeting to another designated time and place. Notice of the adjourned meeting shall be given to each Director who was not present at the time of the adjournment and to all Directors if the time and place of the adjourned meeting were not designated at the time of the adjournment.

     Meetings may be called by the President or a majority of the Directors.


SECTION 17. CONFERENCE TELEPHONE MEETINGS

     Members of the Board of Directors or a committee thereof may participate in a meeting by using conference telephones or similar communication equipment which permits all persons participating in the meeting to hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.


SECTION 18. WRITTEN ACTION

     Any action required to be taken or which may be taken by the Board of Directors or a committee thereof may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action so taken, signed by all the Directors or committee members, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or committee. The consent


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shall have the same effect as a unanimous vote.


                                   ARTICLE IV

                                    OFFICERS

SECTION 1. DESIGNATION

     The senior officers of this Corporation shall consist of a chief executive officer, a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors at its regular meeting immediately following the Annual Meeting of Shareholders. These officers shall serve until their successors are duly elected and qualified. Subordinate officers and assistant officers and agents, as the Board of Directors may be deem necessary, may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, secretary, or treasurer shall not affect the existence of this Corporation.


SECTION 2. DUTIES

     The chief executive officer, shall be responsible for the day-to-day general and active management of this Corporation's business and affairs, subject to the directions of the Board of Directors.

     The president shall be responsible for carrying out management directives of the chief executive officer and shall perform any other duties prescribed by the chief executive officer or the Board of Directors.

     The secretary shall be responsible for the custody and maintenance of all corporate records, except financial records, shall record the minutes of all Shareholders' and Board of Directors' meetings, shall send out all notices of meetings, and shall perform any other duties prescribed by the chief executive officer, the president or the Board of Directors.


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     The treasurer shall be responsible for the custody and maintenance of all corporate funds and financial records, shall keep full and accurate accounts of all receipts and disbursements, shall render accounts thereof at the Annual Meeting of Shareholders' and whenever else required by the chief executive officer, the president or the Board of Directors, and shall perform any duties prescribed by the chief executive officer, the president or the Board of Directors.


SECTION 3. REMOVAL

     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of this Corporation will be served thereby. The removal of a person as an officer shall be without prejudice to the contract or shareholder rights, if any, of the person so removed; PROVIDED, HOWEVER that election or appointment of a person as an officer shall not in and of itself create any contract rights.

     Any vacancy in any office may be filled by the Board of Directors.


                                   ARTICLE V

                              SHARE CERTIFICATES


SECTION 1. ISSUANCE

     Every Shareholder shall be entitled to have a certificate representing the shares to which he or she is entitled. The certificate shall not be issued for the shares until they are fully paid.


SECTION 2. FORM

     Certificates representing shares shall be signed by the president or vice president and the secretary or assistant secretary, and may be sealed with the corporate seal or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed by a transfer agent or registrar (other than this Corporation itself) or a corporate employee. In case any officer, who signed or whose facsimile signature has been placed upon a certificate, shall have ceased to


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be an officer before the certificate is issued, it may be issued by this
Corporation with the same effect as if he or she were the officer at the date of its issuance.

     Every certificate shall set forth or fairly summarize, or shall state that this Corporation will furnish to any shareholder upon request and without charge, a full statement of the preferences, limitations, relative rights, and series designation provisions pertaining to the shares of each class or series authorized to be issued, the variations in the relative rights and preferences between the shares of each series so far as these have been designated and determined, and the authority of the Board of Directors to designate and determine the relative rights and preferences of subsequent series.

     Every certificate shall state upon its face the name of this Corporation, that this Corporation is organized under the laws of the State of Florida, the name of the person to whom it is issued, the number and class of shares and any series designation, and the par value of the shares or a statement that the shares are without par value.


SECTION 3. LOSS, DESTRUCTION, OR THEFT

     This Corporation shall issue a new certificate in place of any certificate previously issued if the shareholder:

              a. makes proof in affidavit form that it has been lost, destroyed, or stolen,

              b. requests the issuance of a new certificate before this Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim,

              c. gives bond in such form as this Corporation may direct to indemnify this Corporation and its transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate, and

              d. satisfies any other reasonable requirements imposed by this Corporation.


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                                   ARTICLE VI

                            BOOKS, RECORDS, & MINUTES

SECTION 1. REQUIREMENTS

     This Corporation shall keep correct and complete books and records of accounts and shall keep minutes of all meetings of its Shareholders and Board of Directors and committees thereof.

     This Corporation shall keep records of its Shareholders at its registered office or principal place of business or at its transfer agent's or registrar's office. The records shall contain the names and addresses of all Shareholders and the number, class, and series, if any, of the shares held by each.

     All books, records, and minutes shall be in written form, or in any other form capable of being converted into written form within a reasonable time.


SECTION 2. INSPECTION RIGHTS

      Any shareholder holding any class or series of shares, upon written request stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, this Corporation's relevant books and records of accounts, minutes, and records of Shareholders, and to make extracts therefrom; provided however, that prior to making extracts therefrom, such shareholder signs a confidentiality agreement satisfactory in form and substance to the Board of Directors of the Corporation.


SECTION 3. FINANCIAL INFORMATION

     Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet, showing in reasonable detail its financial condition as of the close of that fiscal year, and a profit and loss statement, showing the financial results of its operation during that fiscal year and shall promptly after their preparation mail of copy of such financial statements


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to each shareholder.

     Balance sheets and profit and loss statements shall be filed in this Corporation's registered office in Florida, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder who was a Shareholder of record during the time period covered by the financial statement requested.


                                   ARTICLE VII

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and this Corporation may pay, dividends on shares in cash, property, or its own shares, except when this Corporation is insolvent, when the payment thereof would render this Corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

              a. dividends in cash or property may be declared and paid, except as otherwise provided in this article, only out of the unre served and unrestricted earned surplus or capital surplus, howsoever arising, but all dividends paid out of the capital surplus shall be identified as a distribution of the capital surplus, and the amount per share paid from the capital surplus shall be disclosed to the Shareholders receiving the dividends concurrently with the distribution of the dividends,

              b. dividends may be declared and paid in this Corporation's own treasury shares,

              c. dividends may be declared and paid in this Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus, subject to the following conditions:

                   1. if the dividends are payable in shares having a par value, the shares shall be issued at not less than the par value thereof, and there shall be transferred to the stated capital, at the time the dividends are paid, an amount of


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                        surplus equal to the aggregate par value of the shares
                        to be issued as the dividends, and

                   2. if the dividends are payable in shares without par (no par) value, the shares shall be issued at the stated value as shall be designated by the Board of Directors by resolution adopted at the time the dividends are declared, there shall be transferred to the stated capital, at the time the dividends are paid, an amount of surplus equal to the aggregate stated value so designated in respect to the shares, and the amount per share so transferred to the stated capital shall be disclosed to the Shareholders receiving the dividends concurrently with the distribution of the dividends,

                   3. dividends payable in shares of any class shall not be paid to the Shareholders of shares of any other class, unless the Articles of Incorporation so provide or the payment is authorized by the affirmative vote or written consent of the Shareholders of a majority of the shares of the class in which the payments are to be made, and

              d. a split-up or division of the issued shares of any class into a greater number of shares of the same class, without increasing the stated capital, shall not be construed to be dividends within the meaning of this article.


                                  ARTICLE VIII

                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall have inscribed thereon such information as determined by the Board of Directors of the Corporation.


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                                   ARTICLE IX

                                     BY-LAWS

     By-Laws may be adopted, altered, amended, or repealed by the vote of a majority of the Board of Directors at a meeting duly called for that purpose.


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